Exhibit 10.5

IMMUNOME, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT is between Immunome, Inc., a Delaware corporation (the “Company”), and the optionee specified on Schedule I (the “Optionee”). The date of this Agreement (the “Grant Date”) is specified on Schedule I.

BACKGROUND:

The Company wishes to afford the Optionee the opportunity to purchase shares of the Company’s common stock (the “Common Stock”). The Company has established Company’s Amend and Restated 2018 Equity Incentive Plan (as hereafter amended and/or restated, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement. The Board of Directors of the Company has determined that it would be in the best interest of the Company to grant the non-qualified stock option provided for herein to the Optionee as an incentive for increased efforts during the Optionee’s service to the Company, subject to the execution and delivery of this Agreement.

TERMS:

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

Section 1
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meanings specified below unless the context clearly indicates to the contrary.

“Act” shall mean the Securities Act of 1933, as amended.

“Cause” shall have the meaning set forth in Section 5(f)(v)(D) of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as it may be hereafter amended.

“Committee” shall mean the Board of Directors of the Company or the committee appointed by the Board of Directors pursuant to Section 1(a) of the Plan, if one has been appointed.

“Option” shall mean the stock option granted under this Agreement.

“Stockholders Agreements” shall mean any stockholders agreements and/or right of first refusal and co-sale agreements and/or voting agreements, in such forms as the Board determines, and is generally entered into by holders of shares of Common Stock of the Company, which may contain, among other things, such right of first refusal, co-sale, drag-along, market standoff and other transfer restrictions, voting provisions and/or irrevocable proxies as the Board deems appropriate.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination of Service” shall mean the time when the employee-employer relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, but not limited to, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service; provided, however, that a leave of absence shall constitute a Termination of Service if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.

Section 2
GRANT OF OPTION

Section 2.1 - Grant of Option

By this Agreement, effective on the Grant Date, the Company grants to the Optionee the Option to purchase the number of shares of Common Stock specified on Schedule I, upon the terms and conditions set forth in this Agreement. The Option shall be subject in all respects to the provisions of this Agreement and of the Plan. The Optionee acknowledges that the Optionee has received and reviewed a copy of the Plan. The Option is intended to be an incentive stock option under Section 422 of the Code; although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate fair market value on the date of the grant of the Common Stock with respect to which this Option is exercisable for the first time by the Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, or portion thereof which exceed such limit, shall be treated as a non-qualified stock option.

Section 2.2 - Purchase Price

The purchase price of the shares of Common Stock covered by the Option shall be the price per share specified on Schedule I.

Section 2.3 - Adjustments in Option

The number of shares subject to issuance upon exercise of the Option and the purchase price thereof are subject to adjustment in accordance with Section 3(b) of the Plan.

Section 3
EXERCISABILITY OF OPTION

Section 3.1 - Commencement of Exercisability

(a)                Subject to the provisions of this Section 3, the Option shall vest and become exercisable as specified on Schedule I , only for so long as a Termination of Service has not occurred. Upon a Termination of Service, vesting of any unvested portion of the Option shall cease. No portion of the Option that is not exercisable at the time of a Termination of Service shall thereafter become exercisable.

(b)                If application of the vesting schedule on Schedule I causes a fractional share, such share shall be rounded down to the nearest whole share for each vesting date other than the final vesting date specified on such Schedule I, at the end of which final vesting date the Option shall become exercisable for the full remainder of the Option Shares.

Section 3.2 - Duration of Exercisability

Upon vesting, the installments provided for in Section 3.1 shall be cumulative. Each such installment that vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3 or under the applicable provisions of the Plan.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent after the first to occur of the following events:

(a)                the expiration of ten years from the date the Option was granted;

(b)                the expiration of three months after the date of a Termination of Service unless such Termination of Service results from the Optionee’s death, disability (within the meaning of Section 22(e)(3) of the Code) or a termination for Cause;

(c)                the expiration of one year from the date of a Termination of Service by reason of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code); or

(d)                the date of a Termination of Service if such Termination of Service is for Cause.

The ten-year period specified in clause (a) shall be reduced to five years for any 10% stockholder, as provided in Code Section 422(c).

Section 4
EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any portion of the Option that is exercisable on the date of Optionee’s death may, prior to the time when the Option may no longer be exercised pursuant to the provisions of Section 3.3, be exercised by Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

The Option, or any exercisable portion thereof, may be exercised, in whole or in part, at any time prior to the time when the Option or portion thereof may no longer be exercised pursuant to the provisions of Section 3.3; provided, however, that each partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

Any exercisable portion of the Option may be exercised solely by delivery to the Company of all of the following prior to the time when the Option or such portion may no longer be exercised pursuant to the provisions of Section 3.3:

(a)          Notice in writing signed by the Optionee or the other person then entitled to exercise the Option, stating that the Option or a portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)           (i)               Full payment (in cash or by check) for the shares with respect to which the Option or portion is exercised; or

(ii)              If the Committee shall so permit, shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

(iii)             If the Committee shall so permit, shares of Common Stock issuable in connection with the exercise of the Option with a fair market value on the date of exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

(iv)             If the Committee shall so permit, a combination of the consideration provided in the foregoing Sections 4.3(b)(i), 4.3(b)(ii) and 4.3(b)(iii);

(c)           A bona fide written representation and agreement in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise the Option or portion, stating that the shares of Common Stock are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act, and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise the Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. The written representation and agreement referred to in the first sentence of this Section 4.3(c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act and such registration is then effective in respect of such shares;

(d)           Written joinders to each of the Stockholders Agreements, if such agreements shall be in effect, as provided in Section 5.2; and

(e)           In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person other than the Optionee, appropriate proof of the right of such person to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock

The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or treasury shares. Such shares shall be fully paid and nonassessable. The Company may defer issuance of any shares of Common Stock purchased upon the exercise of the Option or portion thereof until fulfillment of all of the following conditions:

(a)                The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)               The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)                The obtaining of any approval or other clearance from any state or federal government agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)                The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - No Rights as a Stockholder

The holder of the Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such part of the Option is exercised in accordance with its terms.

Section 5
TRANSFER OF OPTIONS AND SHARES

Section 5.1 - Options Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition shall be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2 - Stockholders Agreements

In the event that any Stockholders Agreement, as then in effect, contains any term(s) that conflict with the provisions of this Agreement, the term(s) of such Stockholders Agreement shall prevail insofar as they conflict with this Agreement.

Section 5.3 - Notification of Disposition

The Optionee shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired upon the exercise of the Option if such disposition or transfer is made (a) within two years from the date of this Agreement or (b) within one year after the transfer of such shares to the Optionee pursuant to the exercise of this Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

Section 6
MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 6.2 - Withholding and Tax Liability

All amounts that, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company; provided, that whether or not there is any such withholding, the ultimate responsibility for all taxes is and remains the Optionee’s responsibility. Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 6.3 - No Right of Continued Service

Nothing contained in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

Section 6.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal place of business in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the last address for the Optionee reflected in the Company’s books and records. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to such party. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of Optionee’s status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when addressed as aforesaid and deposited (with postage prepaid) in the United States mail or sent by overnight courier (with charges prepaid).

Section 6.5 - Survival

Each provision of this Agreement that, by its terms, is intended to survive beyond the exercise of the Option shall continue in effect thereafter until such time as such term shall no longer apply.

Section 6.6 - Entire Agreement; Amendment; Titles

This Agreement and the Plan set forth the entire understanding of the Company and the Optionee with respect to the subject matter of this Agreement and supersede all prior agreements and understandings between the Company and the Optionee regarding the Option. This Agreement may be amended by a written instrument signed by the Company and the Optionee. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.7 - Successors and Assigns

This Agreement shall inure to the successors and assigns of the Company and the Optionee; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Optionee except to the extent expressly permitted by this Agreement.

Section 6.8 - Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

Section 6.9 - Acceptance

The Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall the Option be exercisable in the absence of such acceptance.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly-authorized officer on the date first indicated above.

IMMUNOME, INC.*

By:
Name:
Title:

* If this Agreement is made available for the Optionee’s acceptance through the Company’s electronic acceptance procedures, no signature of the Company shall be required, and the Company’s acceptance is given through such electronic procedures.

SCHEDULE I

OPTION GRANT SPECIFICS

Name of Optionee:	*

Grant Date:	*

Total Number of Option Shares:	*

Exercise Price:	*

Vesting Commencement Date:	*

Vesting Schedule:	*

* If this Agreement is accepted by the Optionee electronically through the electronic acceptance procedure established by the Company, the data above is specified and available on the Company’s electronic portal established for such purpose.

[Insert Exercise Date]

Immunome, Inc.

665 Stockton Drive,

Suite 300

Exton, PA 19341

Re:     Stock Option Exercise Agreement

Ladies and Gentlemen:

Reference is made to the [Incentive/Nonqualified] Stock Option Agreement (the “Option Agreement”) dated [Insert Date of Agreement], pursuant to which I was granted incentive stock options (the “Options”) for the purchase of up to [Insert Number of Shares] shares of Common Stock of Immunome, Inc. (the “Company”), at an exercise price of $[Insert Exercise Price] per share. Options to purchase [Number of Shares] shares are currently vested and exercisable.

Pursuant to Section 4.3 of the Option Agreement, I hereby notify the Company of my exercise of Options for the purchase of [Number of Shares] shares (the “Shares”) of the Company’s Common Stock. Enclosed is a check in the amount of $[Aggregate Exercise Price] in payment of the exercise price for the Shares at the exercise price of $[Per Share Exercise Price] per Share.

In connection with my exercise of the Options, I hereby represent and warrant to, and agree with, the Company as follows:

1.                  I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I understand that the Company is an early stage company and the purchase of the Shares involves substantial risks, including the risk that the Shares could decline in value and the risk that I could lose my entire investment.

2.                  The Shares are being acquired for my own account, for investment and without any current intention of distributing or reselling the Shares, or any of them, except as may be permitted by the Securities Act of 1933, as amended (the “Securities Act”), and the then applicable rules and regulations thereunder.

3.                  I understand that the Shares have not been registered under the Securities Act by reason of an exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

4.                  I understand that there are substantial restrictions on the sale or other transfer of the Shares. I further acknowledge and understand that the Shares must be held indefinitely unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and that the Company is under no obligation to register the Shares.

5.                  I hereby agree to indemnify the Company against and hold the Company free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by me is contrary to the representations and warranties set forth above.

6.                  I agree that all of the provisions of the Option Agreement that, by their terms, are intended to survive my exercise of the Options shall continue in effect from and after the date of exercise. I further agree that the Shares shall at all times be subject to the terms and conditions of the Immunome, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”), including, without limitation, the transfer restrictions and repurchase provisions set forth in the Plan.

7.                  I agree to become a party to a stockholders’ agreement, voting agreement, right of first refusal agreement or similar agreement (if any) that the Company and its stockholders may enter into from time to time.

(Signature page follows.)

2

IN WITNESS WHEREOF, and intending to be legally bound, I have executed this Stock Option Exercise Agreement as of the date set forth below.

Date: [Date of Exercise]
[Name of Optionee]

3